 Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
for
Tender of Common Shares
of
MIROMATRIX MEDICAL INC.
Pursuant to the Offer to Purchase
dated November 13, 2023
by
MORPHEUS SUBSIDIARY INC.,
a wholly owned subsidiary of
UNITED THERAPEUTICS CORPORATION
(not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 11, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE AND TIME”).

This Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.00001 per share (the “Shares”), of Miromatrix Medical Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) the procedures for book-entry transfer described in Section 3 of the Offer to Purchase (as defined below) cannot be completed on a timely basis, or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the “Tender Offer Agent”) on or prior to the Expiration Date and Time. This Notice of Guaranteed Delivery may be delivered by hand, or may be transmitted by facsimile transmission or mail, to the Tender Offer Agent at the addresses, secure upload link and facsimile number set forth below. See Section 3 of the Offer to Purchase.
The Tender Offer Agent for the Offer is:
Continental Stock Transfer & Trust Company
Delivery of Documents to the Tender Offer Agent may be made as follows:
By secure upload (Citrix): https://cstt.citrixdata.com/r-r90f6436ef4734e7ba7546ecb44145e94
By Mail or Overnight Courier:	By Facsimile Transmission (for eligible institutions only):
Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, NY 10004 Attention: Corporate Actions Department (Miromatrix)	212-616-7610 Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, NY 10004 Attention: Corporate Actions Department (Miromatrix)

For information, call Innisfree M&A Incorporated, the Information Agent for the Offer (the “Information Agent”). Stockholders may call toll free: (877) 456-3463; Banks and Brokers may call collect: (212) 750-5833.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR SECURE UPLOAD LINK OTHER THAN THE ADDRESS OR SECURE UPLOAD LINK SET FORTH ABOVE FOR THE TENDER OFFER AGENT OR TRANSMISSIONS OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE FOR THE TENDER OFFER AGENT DOES NOT CONSTITUTE A VALID DELIVERY TO THE TENDER OFFER AGENT.
THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
The Eligible Institution (as defined below) that completes this form must communicate the guarantee to the Tender Offer Agent and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Tender Offer Agent within the time period specified herein. Failure to do so could result in a financial loss to such Eligible Institution.
Ladies and Gentlemen:
The undersigned hereby tenders to Morpheus Subsidiary Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of United Therapeutics Corporation, a Delaware public benefit corporation (“Parent”), pursuant to Purchaser’s offer to purchase all of the outstanding Shares of Miromatrix Medical Inc., a Delaware corporation (the “Company”), for (i) $3.25 per Share in cash (the “Cash Consideration”), plus (ii) one contractual contingent value right (each, a “CVR”) per Share, representing the right to receive a contingent payment of $1.75 in cash upon the achievement of a specified milestone on or prior to December 31, 2025, subject to and in accordance with the terms of a contingent value rights agreement (the “CVR Agreement”) to be entered into with Continental Stock Transfer & Trust Company or another rights agent mutually agreeable to Parent and the Company (the Cash Consideration plus one CVR, collectively, the “Offer Consideration”), in each case, without interest and less any required tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 13, 2023 (the “Offer to Purchase”), this Notice of Guaranteed Delivery and the related Letter of Transmittal (the “Letter of Transmittal”) (which three documents, together with other related materials, as each may be amended, supplemented or otherwise modified from time to time, collectively constitute the “Offer”), receipt of all of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
Number of Shares Being Tendered:
Certificate No(s) (if available):
☐   Check here if Shares will be tendered by book-entry transfer.
DTC Account Number:
Date:
Name(s) of Record Holder(s):

(Please type or print)

Address(es) of Record Holder(s):

(Include Zip Code)
Area Code and Tel. No. of Record Holder(s):

(Daytime telephone number)
Signature(s):
THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
GUARANTEE
(Not to Be Used for Signature
Guarantee)
The undersigned, a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 of the Exchange Act (as defined below) (each, an “Eligible Institution”), (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Tender Offer Agent, at its address or secure upload link set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Tender Offer Agent’s accounts at The Depository Trust Company (“DTC”), in each case, together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent’s Message in the case of a book-entry transfer of uncertificated Shares held through DTC, and any other required documents, within two (2) Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.
Name of Firm:

Authorized Signature:

Name (Please Type or Print):

Title:

Address:

Zip Code:

Telephone No.:

Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
DO NOT DELIVER ANY DOCUMENTS TO PURCHASER, PARENT, THE INFORMATION AGENT OR DTC. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY OR ANY OTHER REQUIRED DOCUMENTS TO PURCHASER, PARENT, THE INFORMATION AGENT OR DTC DOES NOT CONSTITUTE A VALID TENDER.